Exhibit 10.5

Assignment and Assumption Agreement

This agreement (the “Agreement”) is made as of the 11th day of September 2025.

AMONG:

Low Carbon Royalties Inc., a company existing under the laws of British Columbia, (the “Assignor”)

AND:

1554997 B.C. Ltd., a company existing under the laws of British Columbia, (the “Assignee” and together with the Assignor, the “Parties”)

WHEREAS:

A.	Brian Paes-Braga (“BPB”), MKMS Enerji Anonim Sirketi (“MKMS”) and NG Energy International Corp. (“NG” and together with MKMS, the “MC Royalty Payors”) were parties to an amended and restated overriding royalty agreement dated August 18, 2022 and an amended and restated additional overriding royalty agreement dated August 18, 2022 (the “BPB Royalty Agreements”) pursuant to which BPB held a 1.4% gross production royalty relating to the María Conchita block in Colombia (the “BPB Royalty”).
B.	Brian T. O’Neill (“BTO”) and the MC Royalty Payors were parties to an amended and restated overriding royalty agreement dated August 18, 2022 and an amended and restated additional overriding royalty agreement dated August 18, 2022 (the “BTO Royalty Agreements”) pursuant to which BTO held a 0.08125% gross production royalty relating to the María Conchita block in Colombia (the “BTO Royalty”).
C.	Lucas Cahill (“LC”) and the MC Royalty Payors were parties to an amended and restated overriding royalty agreement dated August 18, 2022 and an amended and restated additional overriding royalty agreement dated August 18, 2022 (the “LC Royalty Agreements”) pursuant to which LC held a 0.08125% gross production royalty relating to the María Conchita block in Colombia (the “LC Royalty”).
D.	Landsons Investment Corporation (“Landsons” and together with BPB, BTO, and LC the “MC Royalty Holders”) and the MC Royalty Payors were parties to an amended and restated overriding royalty agreement dated August 18, 2022 and an amended and restated additional overriding royalty agreement dated August 18, 2022 (the “Landsons Royalty Agreements” and together with the BPB Royalty Agreements, the BTO Royalty Agreements and the LC Royalty Agreements, the “MC Royalty Agreements”) pursuant to which Landsons held a 1.5625% gross production royalty relating to the María Conchita block in Colombia (the “Landsons MC Royalty” and together with the BPB Royalty, the BTO Royalty and the LC Royalty, the “Previous MC Royalty”).
E.	The Assignor entered into an assignment agreement with each of the MC Royalty Holders pursuant to which the Assignor assumed all rights, benefits, payments and privileges of such MC Royalty Holder in respect of the Previous MC Royalty related to the MC Royalty Agreements, including any associated security interests (the “MC Royalty”).
F.	Landsons and NG were parties to an amended and restated overriding royalty agreement dated as of August 18, 2022 and an additional overriding royalty agreement dated as of August 18, 2022, (the “SN-9 Royalty Agreements” and together with the MC Royalty Agreements, the “Royalty Agreements”), pursuant to which Landsons held a 1.44% gross production royalty relating to the SN-9 Block in Colombia.

G.	The Assignor entered into an assignment agreement with Landsons pursuant to which the Assignor assumed all rights, benefits, payments and privileges of Landsons’ royalty related to the SN-9 Royalty Agreements (the “SN-9 Royalty” and together with the MC Royalty, the “Royalties”).
H.	Pursuant to the Royalties, NG granted to the Assignor, a security interest over all the presently owned or held and after acquired or held personal property, assets and undertakings of NG and its subsidiaries (the “Security Interests”).
I.	The Assignor executed a Consent, Release and Undertaking to Discharge, dated November 7, 2023 and agreed to discharge the Security Interests.
J.	On February 9, 2025, NG through its wholly owned subsidiary, MKMS Enerji Anonim Sirketi S.A. (“MKMS S.A.”), and its Colombian branch, MKMS Enerji Sucursal Colombia (“MKMS Colombia” and together with NG and MKMS S.A., the “SN-9 Assignors”), entered into an asset purchase agreement with Maurel & Prom Colombia B.V. (“M&P”) pursuant to which the SN-9 Assignors agreed to assign 55.555555555555600% of its existing obligations under the SN-9 Royalty Agreements (the “SN-9 Partial Assignment”) to M&P.
K.	Following the SN-9 Partial Assignment, the Assignor entered into an overriding royalty agreement number one, dated as of July 10, 2025 and an overriding royalty agreement number two, dated as of July 10, 2025 with the SN-9 Assignors (the “MKMS Overriding Royalty Agreements”) to set forth the terms and conditions of the SN-9 Assignors’ responsibilities for the SN-9 Royalty in accordance with the MKMS Overriding Royalty Agreements.
L.	Following the SN-9 Partial Assignment, the Assignor entered into an overriding royalty agreement number one, dated as of July 10, 2025 and an overriding royalty agreement number two, dated as of July 10, 2025 with M&P (the “M&P Overriding Royalty Agreements”) to set forth the terms and conditions of M&P’s responsibilities for the SN-9 Royalty in accordance with the M&P Overriding Royalty Agreements.
M.	The Assignor has entered in a subscription receipt agreement with Odyssey Trust Company (the “Escrow Agent”) providing for the issue of subscription receipts of the Assignor (the “SRA”).
N.	Subject to the terms and conditions set forth in the SRA, the Assignor shall deliver the Escrow Release Notice (as defined in the SRA) following the Assignor receiving conditional approval from a national stock exchange in connection with the Assignor’s shares being listed or quoted on a national stock exchange prior to the Escrow Release Deadline (as defined in the SRA).
O.	On the Effective Date, the Assignor has agreed to sell, assign and transfer to the Assignee, and the Assignee has agreed to purchase and assume, the Assigned Royalty Interests.

NOW THEREFORE, in consideration of the premises, mutual covenants and agreements of the Parties contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of all of which is hereby acknowledged by each of the Parties, the Parties hereby agree as follows:

1.	Capitalized terms used herein and not otherwise defined shall have the meanings set forth below:

(a)	“Assigned Royalty Interests” means the Assignor’s entire right, title and interest in the Royalties and the Royalty Agreements.

(b)	“Consideration Shares” means 48,722,658 common shares in the capital of the Assignee with an issue price of US$0.28677565292107 per Consideration Share and having a total value equal to the Purchase Price.

(c)	“Effective Date” means the business day immediately preceding the day the Assignor delivers the Escrow Release Notice to the Escrow Agent.

(d)	“Purchase Price” means US$13,972,472.06.

2.	Subject to the terms and condition set forth herein, the Assignor hereby sells, assigns, conveys and transfers the Assigned Royalty Interests and all causes of action, rights of recovery and claims for damage or other relief relating, referring or pertaining to the Assigned Royalty Interests, along with all income, royalties, damages or payments due or payable to the Assignee effective as of the Effective Date, and the Assignee hereby purchases the same from the Assignor effective as of the Effective Date, with the intent that the Assignee shall assume and be entitled to all rights, benefits, payments and privileges with respect to the Assigned Royalty Interests at all times on and after the Effective Date.

3.	The Parties acknowledge and agree that the Assigned Royalty Interests are to include a cash balance representing accrued royalties paid or payable by NG to the Assignor in respect of the Assigned Royalty Interests since April 1, 2025 to the Effective Date (the “Accrued Royalties”), and the transfer of the Accrued Royalties shall be deferred at the Effective Date and represented by a non-interest bearing promissory note of the Assignor in favour of the Assignee in the amount of the Accrued Royalties, as set out in Exhibit A hereto.

4.	The Purchase Price shall be paid and satisfied by the Assignee allotting, issuing and delivering the Consideration Shares to the Assignor on the Effective Date as full paid and non-assessable common shares in the capital of the Assignee. The Parties acknowledge and agree that their intention is to transfer the Assigned Royalty Interests for the Purchase Price, represented by a number of Consideration Shares that results in the number of whole issued and outstanding shares of the Assignee equating to the number of whole issued and outstanding shares of the Assignor, at the Effective Date.

5.	Subject to the terms and condition set forth herein, the Assignee hereby: (i) assumes all obligations of the Assignor under the Royalty Agreements on and from the Effective Date; (ii) agrees to be responsible for, and agrees to perform, all obligations of the Assignor under the Royalty Agreements on and from the Effective Date; (iii) agrees to be bound by all of the terms and conditions of the Royalty Agreements on and after the Effective Date; and (iv) agrees to release, indemnify and save the Assignor and its affiliates harmless from any losses, costs, damages, liabilities and fees (including, without limitation, legal fees) suffered or incurred by the Assignor or its affiliates as a result of the failure of the Assignee to comply with the foregoing.

6.	Upon the Effective Date, the sale, assignment and transfer of the Assigned Royalty Interests by the Assignor and the assumption of all obligations under the Royalty Agreements by the Assignee will be deemed effective without any further action on the part of the Assignor or the Assignee.

7.	The assignments and assumptions made by this Agreement are irrevocable and may only be terminated pursuant to section 8.

8.	If:

(a)	the Escrow Release Notice is not delivered before the Escrow Release Deadline;

(b)	a Termination Event (as defined in the SRA) occurs; or

(c)	the Assignee breaches its obligation to pay the Purchase Price and deliver the Consideration Shares prior to the issuance of the Underlying Shares (as defined in the SRA),

then this Agreement shall be automatically terminated, and the Parties shall each be released from any liabilities and obligations hereunder.

9.	Effective as of the Effective Date, the Assignee hereby fully, irrevocably and unconditionally releases, acquits, satisfies and forever discharges the Assignor from and against any and all actions, demands, causes of action, damages, losses, obligations or liabilities, as of or prior to the Effective Date, except as provided in this Agreement.

10.	Each Party agrees to do such further acts and things, and to execute and deliver upon the other Party’s request, all notices, documents and instruments on its behalf, as may be required or desirable to vest, effect, register, record, perfect, maintain and enforce the assignment set out herein, without further consideration.

11.	This Agreement will be governed by the laws of the Province of British Columbia and the laws of Canada applicable therein.

12.	This Agreement shall enure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns.

13.	This Agreement may be signed by the Parties in counterparts and by email counterparts, as may be deemed necessary, each of which so signed shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument.

[Remainder of page intentionally left blank. Signature pages follow.]

IN WITNESS WHEREOF the Parties hereto have caused this Agreement to be executed as of the date and year first above written.

LOW CARBON ROYALTIES INC.

By:	(Signed) Don Sewell
Don Sewell
Chief Financial Officer

1554997 B.C. LTD.

By:	(Signed) Don Sewell
Don Sewell
Chief Financial Officer

Exhibit A

Form of Promissory Note

Please see attached.

PROMISSORY NOTE

US$	, 2025
[Insert the amount of the Accrued Royalties at the Effective Date of the Assignment and Assumption Agreement above]	[Insert the Effective Date of the Assignment and Assumption Agreement above]

FOR VALUE RECEIVED LOW CARBON ROYALTIES INC. (“Issuer”) unconditionally promises to pay, to or to the order of 1554997 B.C. LTD. (“Holder”) the principal sum stated above in lawful money of the United States (the “Principal”) on the following terms and conditions:

1.	Payment of Principal: The Principal shall be payable on DEMAND.

2.	Interest: The Principal shall not bear interest either before or after demand.

3.	Assignment. This promissory note is not assignable by the Holder.

4.	Waiver: Issuer waives presentment for payment, protest, notice of protest, notice of dishonour, notice of non-payment and all other notices and demands in connection with the delivery, acceptance, performance, default or enforcement of this Promissory Note.

5.	Time of Essence: Time will be of the essence in this Promissory Note.

DATED as of the day and year first above written.

LOW	CARBON ROYALTIES INC.

By:
Authorized Signatory